Exhibit 3.1

ONESPAN INC.

BY-LAWS

as amended on January 3, 2019

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting

To the extent required by applicable law, an annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 3. Notice of Meetings

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that, if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum

Except as otherwise provided by law or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum the chairman of the meeting or the stockholders so present (by a majority in voting power thereof) may adjourn the meeting from time to time in the manner provided in Section 3 of Article I of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 5. Organization

The Chairman of the Board, or, in the absence of the Chairman, such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6. Conduct of Business

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem, to him, in order.

Section 7. Proxies and Voting

At any meeting of the stockholders, every stockholder entitled to vote may vote, in person or by proxy.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Except for the election of directors and where otherwise required by law, all matters shall be determined by a majority of the votes cast.  Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that in a contested election (as defined below), the directors shall be elected by the vote of a plurality of the votes cast.  A “contested election” is one in which as of the 10th day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, a stockholder of the corporation has provided to the corporation, and not withdrawn, a notice of an intention to nominate one or more candidates for election to the Board of Directors.  For purposes of this Section 7, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

Section 8. Stock List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Nomination of Directors.

Any stockholder nominating a person for election as a director must comply with the procedures set forth herein. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation.

To be timely, (x) with respect to an annual meeting, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. Central Time on the 90th day, nor earlier than 5:00 p.m. Central Time on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or if the date of the annual meeting of stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received not later than 5:00 p.m. Central Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation and (y) with respect to a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation not earlier than 5:00 p.m. Central Time on the 120th day prior to such special meeting and not later than 5:00 p.m. Central Time on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made by the corporation. In no event shall an adjournment or postponement of an annual or special meeting of stockholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 9.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (the “Proposed Nominee”) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder or any of its affiliates. In addition, such stockholder’s notice shall be accompanied by a written questionnaire with respect to the background and qualifications of each Proposed Nominee completed by the Proposed Nominee in the form required by the corporation (which form the stockholder giving the notice shall request in writing from the Secretary of the corporation and which the Secretary shall provide to such stockholder within 10 days of receiving such request).

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee and a written questionnaire with respect to the background and qualifications of the nominee in the form required by the corporation. No Proposed Nominee shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if the chairman should so determine and declare to the meeting, the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing herein shall limit or restrict the right of the Board of Directors to nominate persons for election as directors or to elect directors in accordance with these By-Laws.

Section 10. Notice of Business.

At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.

To be timely, (x) with respect to an annual meeting, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation not later than 5:00 p.m. Central Time on the 90th day, nor earlier than 5:00 p.m. Central Time on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or if the date of the annual meeting of stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be received not later than 5:00 p.m. Central Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation and (y) with respect to a special meeting of stockholders, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation not earlier than 5:00 p.m. Central Time on the 120th day prior to such special meeting and not later than 5:00 p.m. Central Time on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made by the corporation. In no event shall an adjournment or postponement of an annual or special meeting of stockholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 10.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if the chairman should so determine and declare to the meeting, any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provision of this Section 10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section and in the event of any conflict with any such applicable requirements and the foregoing provisions of this Section 10, such applicable requirements shall prevail.  Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number and Term of Office

The number of directors who shall constitute the whole board shall be such number not less than four nor more than twenty as the Board of Directors shall at the time have designated. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies

If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3. Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings

Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mail posted not less than five days before the meeting, by nationally recognized overnight courier deposited not less than two business days before the date of the meeting or by email, facsimile or other means of electronic communication delivered or sent not less than 24 hours before the special meeting; provided, however, that if the Chairman of the Board or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairman of the Board or the Chief Executive Officer, as the case may be, may prescribe a shorter notice period, with notice to be given personally or by email, telephone, facsimile or other means of electronic transmission. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum

At any meeting of the Board of Directors, a majority of directors constituting the Board of Directors shall constitute a quorum for all purposes. In the event that one or more of the directors shall be disqualified to vote at any meeting, the quorum shall be reduced by one for each disqualified director; provided, however, that in no event shall less than two directors constitute a quorum. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

Section 6. Participation in Meetings by Conference Telephone

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the corporation with or without cause and, from time to time, to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

(6) To adopt from time to time such stock option, stock purchase, bonus, or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and

(8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation’s business and affairs.

Section 9. Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 10. Chairman of the Board

The Chairman of the Board shall be chosen by the Board of Directors from among the directors and may, but need not, be the Chief Executive Officer. Except as otherwise provided in these by-laws, the Chairman of the Board shall preside at all meetings of stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully-delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV - OFFICERS

Section 1. Generally

The officers of the corporation: (i) shall consist of a President, a Secretary and a Treasurer, and (ii) may also consist of a Chief Executive Officer, a Chief Operating Officer, one or more Executive Vice Presidents and one or more Vice Presidents, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Chief Executive Officer

Subject to the provisions of these by-laws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 3. President

The President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability, or a vacancy in the office, of the Chief Executive Officer or the Chief Operating Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer or the Chief Operating Officer, as the case may be.

Section 4. Chief Operating Officer

The Chief Operating Officer shall be the chief administrative officer of the corporation, in charge of the operations of the corporation. The Chief Operating Officer shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

Section 5. Executive Vice Presidents

Each Executive Vice President shall be senior to each Vice President. Each Executive Vice President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability, or a vacancy in the office, of the President, the Executive Vice President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 6. Vice Presidents

Each Vice President shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability, or a vacancy in the office, of the President, if there are then no Executive Vice Presidents, the Vice President who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 7. Treasurer

The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 8. Secretary

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

Section 9. Delegation of Authority

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 10. Removal

Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 11. Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities, and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - RIGHT OF INDEMNIFICATION OF DIRECTORS,
OFFICERS AND OTHERS

Section 1. Right to Indemnification

The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article V, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

Section 2. Prepayment of Expenses

The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article V or otherwise.

Section 3. Claims

If a claim for indemnification or advancement of expenses under this Article V is not paid in full within sixty (60) days after a written claim therefore by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Nonexclusivity of Rights

The rights conferred on any Indemnitee by this Article V shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Other Sources

The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6. Amendment or Repeal

Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7. Other Indemnification and Prepayment of Expenses

This Article V shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE VI - STOCK

Section 1. Certificates of Stock

The shares of stock of the corporation shall be represented by certificates, or by uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board of Directors and shall be signed by, or in the name of the corporation by, (i) the Chairman of the Board, President or any Executive Vice President or Vice President, and (ii) the Secretary or an assistant secretary or the Treasurer or an assistant treasurer. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock

No transfer of stock shall be valid as against the corporation for any purpose until such transfer has been entered on the stock transfer books of the corporation by an entry showing from and to whom such stock is transferred. Transfers of stock shall be made only upon the stock transfer books of the corporation and (i) with respect to stock represented by a certificate (except to the extent Section 4 of Article VI of these by-laws applies), upon surrender of the certificate previously issued therefore which is outstanding and not canceled, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and (ii) with respect to uncertificated shares, upon receipt of proper transfer instructions from the record holder thereof.

Section 3. Record Date

Subject to applicable law, the Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4. Lost, Stolen or Destroyed Certificates

The corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the corporation or its transfer agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the corporation shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of any such new certificate or certificates or uncertificated shares.

Section 5. Regulations

The issue transfer, conversion, and registration of certificates of stock shall be governed by such other regulations and procedures as the Board of Directors may determine.

Section 6. Registered Stockholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on the stock records of the corporation as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on the stock records of the corporation as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of the State of Delaware.

ARTICLE VII - NOTICES

Section 1. Notices

Whenever notice is required to be given to any stockholder, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given in writing (a) by mail, addressed to such stockholder at such stockholder’s address as it appears on the books of the corporation or (b) by any other method permitted by law (including overnight courier service, facsimile, electronic mail or other means of electronic transmission) directed to the stockholder at  the stockholder’s address most recently provided to the corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the books of the corporation. If notice is given by other means (including by electronic transmission), such notice shall be deemed to be given at the times provided in the DGCL. Any stockholder may waive notice of any meeting before or after the meeting.

Section 2. Waivers

A written waiver of any notice, signed by a stockholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII - MISCELLANEOUS

Section 1. Facsimile Signature

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal

The Board of Directors may provide a suitable seal containing the name of the corporation, which seal shall be in charge of the Secretary. Duplicates of the seal may be kept and used by the Treasurer or by the assistant secretary or assistant treasurer.

Section 3. Reliance Upon Books, Reports, and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year

The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods

In applying any provision of these by-laws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE IX - AMENDMENTS

Section 1. Amendments

These by-laws may be amended or repealed by the Board of Directors or by the stockholders.